PTO/AIA/80 (07-12)
Approved for use through 11/30/2014. OMB 0651-0035
U.S. Patent and Trademark Office; U.S DEPARTMENT OF COMMERCE

POWER OF ATTORNEY TO PROSECUTE APPLICATIONS BEFORE THE USPTO

I hereby revoke all previous powers of attorney given in the application identified in the attached statement under 37 CFR 3.73(c).

I hereby appoint:

■ Practitioners associated with Customer Number: 23418

OR

☐ Practitioner(s) named below (if more than ten patent practitioners are to be named, then a customer number must be used):

Name	Registration Number	Name	Registration Number

As attorney(s) or agent(s) to represent the undersigned before the United States Patent and Trademark Office (USPTO) in connection with any and all patent applications assigned only to the undersigned according to the USPTO assignment records or assignments documents attached to this form in accordance with 37 CFR 3.73(c).

Please change the correspondence address for the application identified in the attached statement under 37 CFR 3.73(c) to:

☐ The address associated with Customer Number:

OR

☐

Firm or Individual Name			
Address			
City		State	Zip
Country			
Telephone		Email	

Assignee Name and Address: Jaeger-Unitek Sealing Solutions, Inc.
115 Koomler Drive
LaPorte, IN 46350

A copy of this form, together with a statement under 37 CFR 3.73(c) (Form PTO/AIA/96 or equivalent) is required to be Filed in each application in which this form is used. The statement under 37 CFR 3.73(c) may be completed by one of The practitioners appointed in this form, and must identify the application in which this Power of Attorney is to be filed.

SIGNATURE of Assignee of Record

The individual whose signature and title is supplied below is authorized to act on behalf of the assignee

Signature	[signature]	Date	30/9/15
Name	Michael Sullivan	Telephone	+44 (0) 7971 675305
Title	Director		

If you need assistance in completing the form, call 1-800-PTO-9199 and select option 2.

PTO/AIA/80 (07-12)
Approved for use through 11/30/2014. OMB 0651-0035
U.S. Patent and Trademark Office; U.S DEPARTMENT OF COMMERCE
Under the Paperwork Reduction Act of 1995, no persons are required to respond to a collection of information unless it displays a valid OMB control number.

POWER OF ATTORNEY TO PROSECUTE APPLICATIONS BEFORE THE USPTO

I hereby revoke all previous powers of attorney given in the application identified in the attached statement under 37 CFR 3.73(c).

I hereby appoint:

- [x] Practitioners associated with Customer Number: 23418

OR

- [ ] Practitioner(s) named below (if more than ten patent practitioners are to be named, then a customer number must be used):

Name	Registration Number	Name	Registration Number

As attorney(s) or agent(s) to represent the undersigned before the United States Patent and Trademark Office (USPTO) in connection with any and all patent applications assigned only to the undersigned according to the USPTO assignment records or assignments documents attached to this form in accordance with 37 CFR 3.73(c).

Please change the correspondence address for the application identified in the attached statement under 37 CFR 3.73(c) to:

- [ ] The address associated with Customer Number:

OR

- [ ]

Firm or Individual Name			
Address			
City		State	Zip
Country			
Telephone		Email	

Assignee Name and Address: Jaeger-Unitek Sealing Solutions, Inc.
115 Koomler Drive
LaPorte, IN 46350

A copy of this form, together with a statement under 37 CFR 3.73(c) (Form PTO/AIA/96 or equivalent) is required to be Filed in each application in which this form is used. The statement under 37 CFR 3.73(c) may be completed by one of The practitioners appointed in this form, and must identify the application in which this Power of Attorney is to be filed.

SIGNATURE of Assignee of Record

The individual whose signature and title is supplied below is authorized to act on behalf of the assignee

Signature		Date	9/25/2015
Name	Moe Salem (Mohamed Salem)	Telephone	916 248 0943
Title			

This collection of info[illegible] 37 CFR 1.31, 1.32 and 1.33. The information is required to obtain or retain a benefit by the public which is to file (and by the USPTO to process) an application. Confidentiality is governed by 35 U.S.C. 122 and 37 CFR 1.11 and 1.14. This collection is estimated to take 3 minutes to complete, including gathering, preparing, and submitting the completed application form to the USPTO. Time will vary depending upon the individual case. Any comments on the amount of time you require to complete this form and/or suggestions for reducing this burden, should be sent to the Chief Information Officer, U.S. Patent and Trademark Office, U.S. Department of Commerce, P.O. Box 1450, Alexandria, VA 22313-1450. DO NOT SEND FEES OR COMPLETED FORMS TO THIS ADDRESS. **SEND TO: Commissioner for Patents, P.O. Box 1450, Alexandria, VA 22313-1450.**

If you need assistance in completing the form, call 1-800-PTO-9199 and select option 2.

Electronic Patent Application Fee Transmittal

Application Number:	
Filing Date:	
Title of Invention:	TEMPERATURE CONTROL SYSTEM AND METHODS OF PERFORMING THE SAME
First Named Inventor/Applicant Name:	Mohamed Farouk SALEM
Filer:	Tim Nitsch/Patricia Hack
Attorney Docket Number:	47388.00.0002

Filed as Small Entity

Filing Fees for Utility under 35 USC 111(a)

Description	Fee Code	Quantity	Amount	Sub-Total in USD($)
Basic Filing:				
Utility filing Fee (Electronic filing)	4011	1	70	70
Utility Search Fee	2111	1	300	300
Utility Examination Fee	2311	1	360	360
Pages:				
Claims:				
Miscellaneous-Filing:				
Petition:				
Patent-Appeals-and-Interference:				

Description	Fee Code	Quantity	Amount	Sub-Total in USD($)
Post-Allowance-and-Post-Issuance:				
Extension-of-Time:				
Miscellaneous:				
		Total in USD ($)		730

Electronic Acknowledgement Receipt

EFS ID:	23666881
Application Number:	14872675
International Application Number:	
Confirmation Number:	1021
Title of Invention:	TEMPERATURE CONTROL SYSTEM AND METHODS OF PERFORMING THE SAME
First Named Inventor/Applicant Name:	Mohamed Farouk SALEM
Customer Number:	23418
Filer:	Tim Nitsch/Patricia Hack
Filer Authorized By:	Tim Nitsch
Attorney Docket Number:	47388.00.0002
Receipt Date:	01-OCT-2015
Filing Date:	
Time Stamp:	15:54:58
Application Type:	Utility under 35 USC 111(a)

Payment information:

Submitted with Payment	yes
Payment Type	Deposit Account
Payment was successfully received in RAM	$730
RAM confirmation Number	2534
Deposit Account	220259
Authorized User	NITSCH, TIMOTHY N

The Director of the USPTO is hereby authorized to charge indicated fees and credit any overpayment as follows:

Charge any Additional Fees required under 37 C.F.R. Section 1.16 (National application filing, search, and examination fees)

Charge any Additional Fees required under 37 C.F.R. Section 1.17 (Patent application and reexamination processing fees)

Charge any Additional Fees required under 37 C.F.R. Section 1.19 (Document supply fees)

Charge any Additional Fees required under 37 C.F.R. Section 1.20 (Post Issuance fees)

Charge any Additional Fees required under 37 C.F.R. Section 1.21 (Miscellaneous fees and charges)

File Listing:

Document Number	Document Description	File Name	File Size(Bytes)/ Message Digest	Multi Part /.zip	Pages (if appl.)
1	Application Data Sheet	ADS.pdf	117489 [illegible]	no	7
Warnings:					
Information:					
This is not an USPTO supplied ADS fillable form					
2		NonProvApplication.pdf	99364 [illegible]	yes	13

Multipart Description/PDF files in .zip description

Document Description	Start	End
Specification	1	9
Claims	10	12
Abstract	13	13

Document Number	Document Description	File Name	File Size(Bytes)/ Message Digest	Multi Part /.zip	Pages (if appl.)
Warnings:					
Information:					
3	Drawings-only black and white line drawings	Drawings.pdf	82298 [illegible]	no	4
Warnings:					
Information:					
4	Oath or Declaration filed	ExecutedDeclarations.pdf	130262 [illegible]	no	2
Warnings:					
Information:					
5	Power of Attorney	ExecutedPOA.pdf	126404 [illegible]	no	2
Warnings:					
Information:					

6	Fee Worksheet (SB06)	fee-info.pdf	34960 [illegible]	no	2

Warnings:	
Information:	
Total Files Size (in bytes):	590777

This Acknowledgement Receipt evidences receipt on the noted date by the USPTO of the indicated documents, characterized by the applicant, and including page counts, where applicable. It serves as evidence of receipt similar to a Post Card, as described in MPEP 503.

<u>New Applications Under 35 U.S.C. 111</u>

If a new application is being filed and the application includes the necessary components for a filing date (see 37 CFR 1.53(b)-(d) and MPEP 506), a Filing Receipt (37 CFR 1.54) will be issued in due course and the date shown on this Acknowledgement Receipt will establish the filing date of the application.

<u>National Stage of an International Application under 35 U.S.C. 371</u>

If a timely submission to enter the national stage of an international application is compliant with the conditions of 35 U.S.C. 371 and other applicable requirements a Form PCT/DO/EO/903 indicating acceptance of the application as a national stage submission under 35 U.S.C. 371 will be issued in addition to the Filing Receipt, in due course.

<u>New International Application Filed with the USPTO as a Receiving Office</u>

If a new international application is being filed and the international application includes the necessary components for an international filing date (see PCT Article 11 and MPEP 1810), a Notification of the International Application Number and of the International Filing Date (Form PCT/RO/105) will be issued in due course, subject to prescriptions concerning national security, and the date shown on this Acknowledgement Receipt will establish the international filing date of the application.

Application Data Sheet 37 CFR 1.76	Attorney Docket Number	47388.00.0002
	Application Number	

Title of Invention	TEMPERATURE CONTROL SYSTEM AND METHODS OF PERFORMING THE SAME

The application data sheet is part of the provisional or nonprovisional application for which it is being submitted. The following form contains the bibliographic data arranged in a format specified by the United States Patent and Trademark Office as outlined in 37 CFR 1.76.
This document may be completed electronically and submitted to the Office in electronic format using the Electronic Filing System (EFS) or the document may be printed and included in a paper filed application.

Secrecy Order 37 CFR 5.2

☐ Portions or all of the application associated with this Application Data Sheet may fall under a Secrecy Order pursuant to 37 CFR 5.2 (Paper filers only. Applications that fall under Secrecy Order may not be filed electronically.)

Inventor Information:

Inventor 1 Remove

Legal Name

Prefix	Given Name	Middle Name	Family Name	Suffix
	Mohamed	Farouk	SALEM	

Residence Information (Select One) ◉ US Residency ○ Non US Residency ○ Active US Military Service

City	Fresno	State/Province	CA	Country of Residence	US

Mailing Address of Inventor:

Address 1	5143 W. Menlo Avenue		
Address 2			
City	Fresno	State/Province	CA
Postal Code	93722	Country i	US

Inventor 2 Remove

Legal Name

Prefix	Given Name	Middle Name	Family Name	Suffix
	Michael	Robert	Sullivan	

Residence Information (Select One) ○ US Residency ◉ Non US Residency ○ Active US Military Service

City	Manchester	Country of Residence i	GB

Mailing Address of Inventor:

Address 1	199 Manchester Road		
Address 2	Tyldesley		
City	Manchester	State/Province	OT
Postal Code	M29 8WT	Country i	GB

All Inventors Must Be Listed - Additional Inventor Information blocks may be generated within this form by selecting the **Add** button. Add

Correspondence Information:

PTO/AIA/14 (07-14)
Approved for use through 04/30/2017. OMB 0651-0032
U.S. Patent and Trademark Office; U.S. DEPARTMENT OF COMMERCE

Application Data Sheet 37 CFR 1.76	Attorney Docket Number	47388.00.0002
	Application Number	

Title of Invention	TEMPERATURE CONTROL SYSTEM AND METHODS OF PERFORMING THE SAME

Enter either Customer Number or complete the Correspondence Information section below. For further information see 37 CFR 1.33(a).

☐ **An Address is being provided for the correspondence Information of this application.**

Customer Number	23418		
Email Address	tnitsch@vedderprice.com	Add Email	Remove Email
Email Address	ipdocket@vedderprice.com	Add Email	Remove Email
Email Address	phack@vedderprice.com		Remove Email

Application Information:

Title of the Invention	TEMPERATURE CONTROL SYSTEM AND METHODS OF PERFORMING THE SAME		
Attorney Docket Number	47388.00.0002	**Small Entity Status Claimed**	☒
Application Type	Nonprovisional		
Subject Matter	Utility		
Total Number of Drawing Sheets (if any)	4	**Suggested Figure for Publication (if any)**	

Filing By Reference :

Only complete this section when filing an application by reference under 35 U.S.C. 111(c) and 37 CFR 1.57(a). Do not complete this section if application papers including a specification and any drawings are being filed. Any domestic benefit or foreign priority information must be provided in the appropriate section(s) below (i.e., "Domestic Benefit/National Stage Information" and "Foreign Priority Information").

For the purposes of a filing date under 37 CFR 1.53(b), the description and any drawings of the present application are replaced by this reference to the previously filed application, subject to conditions and requirements of 37 CFR 1.57(a).

Application number of the previously filed application	Filing date (YYYY-MM-DD)	Intellectual Property Authority or Country

Publication Information:

☐ Request Early Publication (Fee required at time of Request 37 CFR 1.219)

☐ **Request Not to Publish.** I hereby request that the attached application not be published under 35 U.S.C. 122(b) and certify that the invention disclosed in the attached application **has not and will not** be the subject of an application filed in another country, or under a multilateral international agreement, that requires publication at eighteen months after filing.

Representative Information:

Representative information should be provided for all practitioners having a power of attorney in the application. Providing this information in the Application Data Sheet does not constitute a power of attorney in the application (see 37 CFR 1.32).
Either enter Customer Number or complete the Representative Name section below. If both sections are completed the customer Number will be used for the Representative Information during processing.

Application Data Sheet 37 CFR 1.76	Attorney Docket Number	47388.00.0002
	Application Number	

Title of Invention	TEMPERATURE CONTROL SYSTEM AND METHODS OF PERFORMING THE SAME

Please Select One:	◉ Customer Number	○ US Patent Practitioner	○ Limited Recognition (37 CFR 11.9)
Customer Number	23418		

Domestic Benefit/National Stage Information:

This section allows for the applicant to either claim benefit under 35 U.S.C. 119(e), 120, 121, 365(c), or 386(c) or indicate National Stage entry from a PCT application. Providing this information in the application data sheet constitutes the specific reference required by 35 U.S.C. 119(e) or 120, and 37 CFR 1.78.
When referring to the current application, please leave the application number blank.

Prior Application Status	Pending		Remove
Application Number	Continuity Type	Prior Application Number	Filing Date (YYYY-MM-DD)
	Claims benefit of provisional	62058744	2014-10-02

Additional Domestic Benefit/National Stage Data may be generated within this form by selecting the **Add** button.

Foreign Priority Information:

This section allows for the applicant to claim priority to a foreign application. Providing this information in the application data sheet constitutes the claim for priority as required by 35 U.S.C. 119(b) and 37 CFR 1.55. When priority is claimed to a foreign application that is eligible for retrieval under the priority document exchange program (PDX)[i] the information will be used by the Office to automatically attempt retrieval pursuant to 37 CFR 1.55(i)(1) and (2). Under the PDX program, applicant bears the ultimate responsibility for ensuring that a copy of the foreign application is received by the Office from the participating foreign intellectual property office, or a certified copy of the foreign priority application is filed, within the time period specified in 37 CFR 1.55(g)(1).

			Remove
Application Number	Country[i]	Filing Date (YYYY-MM-DD)	Access Code[i] (if applicable)

Additional Foreign Priority Data may be generated within this form by selecting the **Add** button.

Application Data Sheet 37 CFR 1.76	Attorney Docket Number	47388.00.0002
	Application Number	

Title of Invention	TEMPERATURE CONTROL SYSTEM AND METHODS OF PERFORMING THE SAME

Statement under 37 CFR 1.55 or 1.78 for AIA (First Inventor to File) Transition Applications

☐ This application (1) claims priority to or the benefit of an application filed before March 16, 2013 and (2) also contains, or contained at any time, a claim to a claimed invention that has an effective filing date on or after March 16, 2013.
NOTE: By providing this statement under 37 CFR 1.55 or 1.78, this application, with a filing date on or after March 16, 2013, will be examined under the first inventor to file provisions of the AIA.

Authorization to Permit Access:

☒ Authorization to Permit Access to the Instant Application by the Participating Offices

If checked, the undersigned hereby grants the USPTO authority to provide the European Patent Office (EPO), the Japan Patent Office (JPO), the Korean Intellectual Property Office (KIPO), the World Intellectual Property Office (WIPO), and any other intellectual property offices in which a foreign application claiming priority to the instant patent application is filed access to the instant patent application. See 37 CFR 1.14(c) and (h). This box should not be checked if the applicant does not wish the EPO, JPO, KIPO, WIPO, or other intellectual property office in which a foreign application claiming priority to the instant patent application is filed to have access to the instant patent application.

In accordance with 37 CFR 1.14(h)(3), access will be provided to a copy of the instant patent application with respect to: 1) the instant patent application-as-filed; 2) any foreign application to which the instant patent application claims priority under 35 U.S.C. 119(a)-(d) if a copy of the foreign application that satisfies the certified copy requirement of 37 CFR 1.55 has been filed in the instant patent application; and 3) any U.S. application-as-filed from which benefit is sought in the instant patent application.

In accordance with 37 CFR 1.14(c), access may be provided to information concerning the date o f filing this Authorization.

Applicant Information:

Providing assignment information in this section does not substitute for compliance with any requirement of part 3 of Title 37 of CFR to have an assignment recorded by the Office.

Application Data Sheet 37 CFR 1.76	Attorney Docket Number	47388.00.0002
	Application Number	
Title of Invention	TEMPERATURE CONTROL SYSTEM AND METHODS OF PERFORMING THE SAME	

Applicant 1

If the applicant is the inventor (or the remaining joint inventor or inventors under 37 CFR 1.45), this section should not be completed. The information to be provided in this section is the name and address of the legal representative who is the applicant under 37 CFR 1.43; or the name and address of the assignee, person to whom the inventor is under an obligation to assign the invention, or person who otherwise shows sufficient proprietary interest in the matter who is the applicant under 37 CFR 1.46. If the applicant is an applicant under 37 CFR 1.46 (assignee, person to whom the inventor is obligated to assign, or person who otherwise shows sufficient proprietary interest) together with one or more joint inventors, then the joint inventor or inventors who are also the applicant should be identified in this section.

Clear

○ Assignee ○ Legal Representative under 35 U.S.C. 117 ○ Joint Inventor

○ Person to whom the inventor is obligated to assign. ○ Person who shows sufficient proprietary interest

If applicant is the legal representative, indicate the authority to file the patent application, the inventor is:

Name of the Deceased or Legally Incapacitated Inventor :

If the Applicant is an Organization check here. ☐

Prefix	**Given Name**	Middle Name	**Family Name**	Suffix

Mailing Address Information For Applicant:

Address 1			
Address 2			
City		**State/Province**	
Country		Postal Code	
Phone Number		Fax Number	
Email Address			

Additional Applicant Data may be generated within this form by selecting the Add button.

Assignee Information including Non-Applicant Assignee Information:

Providing assignment information in this section does not subsitute for compliance with any requirement of part 3 of Title 37 of CFR to have an assignment recorded by the Office.

Assignee 1

Complete this section if assignee information, including non-applicant assignee information, is desired to be included on the patent application publication . An assignee-applicant identified in the "Applicant Information" section will appear on the patent application publication as an applicant. For an assignee-applicant, complete this section only if identification as an assignee is also desired on the patent application publication.

Application Data Sheet 37 CFR 1.76	Attorney Docket Number	47388.00.0002
	Application Number	
Title of Invention	TEMPERATURE CONTROL SYSTEM AND METHODS OF PERFORMING THE SAME	

If the Assignee or Non-Applicant Assignee is an Organization check here. ☐

Prefix	**Given Name**	Middle Name	**Family Name**	Suffix

Mailing Address Information For Assignee including Non-Applicant Assignee:

Address 1			
Address 2			
City		**State/Province**	
Country i		Postal Code	
Phone Number		Fax Number	
Email Address			

Additional Assignee or Non-Applicant Assignee Data may be generated within this form by selecting the Add button.

Signature:

NOTE: This form must be signed in accordance with 37 CFR 1.33. See 37 CFR 1.4 for signature requirements and certifications.

Signature	/Timothy Nitsch/			Date (YYYY-MM-DD)	2015-10-01
First Name	Timothy	Last Name	Nitsch	Registration Number	58019

Additional Signature may be generated within this form by selecting the Add button.

This collection of information is required by 37 CFR 1.76. The information is required to obtain or retain a benefit by the public which is to file (and by the USPTO to process) an application. Confidentiality is governed by 35 U.S.C. 122 and 37 CFR 1.14. This collection is estimated to take 23 minutes to complete, including gathering, preparing, and submitting the completed application data sheet form to the USPTO. Time will vary depending upon the individual case. Any comments on the amount of time you require to complete this form and/or suggestions for reducing this burden, should be sent to the Chief Information Officer, U.S. Patent and Trademark Office, U.S. Department of Commerce, P.O. Box 1450, Alexandria, VA 22313-1450. DO NOT SEND FEES OR COMPLETED FORMS TO THIS ADDRESS. **SEND TO: Commissioner for Patents, P.O. Box 1450, Alexandria, VA 22313-1450.**

Privacy Act Statement

The Privacy Act of 1974 (P.L. 93-579) requires that you be given certain information in connection with your submission of the attached form related to a patent application or patent. Accordingly, pursuant to the requirements of the Act, please be advised that: (1) the general authority for the collection of this information is 35 U.S.C. 2(b)(2); (2) furnishing of the information solicited is voluntary; and (3) the principal purpose for which the information is used by the U.S. Patent and Trademark Office is to process and/or examine your submission related to a patent application or patent. If you do not furnish the requested information, the U.S. Patent and Trademark Office may not be able to process and/or examine your submission, which may result in termination of proceedings or abandonment of the application or expiration of the patent.

The information provided by you in this form will be subject to the following routine uses:

1. The information on this form will be treated confidentially to the extent allowed under the Freedom of Information Act (5 U.S.C. 552) and the Privacy Act (5 U.S.C. 552a). Records from this system of records may be disclosed to the Department of Justice to determine whether the Freedom of Information Act requires disclosure of these records.

2. A record from this system of records may be disclosed, as a routine use, in the course of presenting evidence to a court, magistrate, or administrative tribunal, including disclosures to opposing counsel in the course of settlement negotiations.

3. A record in this system of records may be disclosed, as a routine use, to a Member of Congress submitting a request involving an individual, to whom the record pertains, when the individual has requested assistance from the Member with respect to the subject matter of the record.

4. A record in this system of records may be disclosed, as a routine use, to a contractor of the Agency having need for the information in order to perform a contract. Recipients of information shall be required to comply with the requirements of the Privacy Act of 1974, as amended, pursuant to 5 U.S.C. 552a(m).

5. A record related to an International Application filed under the Patent Cooperation Treaty in this system of records may be disclosed, as a routine use, to the International Bureau of the World Intellectual Property Organization, pursuant to the Patent C o o p eration Treaty.

6. A record in this system of records may be disclosed, as a routine use, to another federal agency for purposes of National Security review (35 U.S.C. 181) and for review pursuant to the Atomic Energy Act (42 U.S.C. 218(c)).

7. A record from this system of records may be disclosed, as a routine use, to the Administrator, General Services, or his/her designee, during an inspection of records conducted by GSA as part of that agency's responsibility to recommend improvements in records management practices and programs, under authority of 44 U.S.C. 2904 and 2906. Such disclosure shall be made in accordance with the GSA regulations governing inspection of records for this purpose, and any other relevant (i.e., GSA or Commerce) directive. Such disclosure shall not be used to make determinations about individuals.

8. A record from this system of records may be disclosed, as a routine use, to the public after either publication of the application pursuant to 35 U.S.C. 122(b) or issuance of a patent pursuant to 35 U.S.C. 151. Further, a record may be disclosed, subject to the limitations of 37 CFR 1.14, as a routine use, to the public if the record was filed in an application which became abandoned or in which the proceedings were terminated and which application is referenced by either a published application, an application open to public inspections or an issued patent.

9. A record from this system of records may be disclosed, as a routine use, to a Federal, State, or local law enforcement agency, if the USPTO becomes aware of a violation or potential violation of law or regulation.

TEMPERATURE CONTROL SYSTEM AND METHODS OF PERFORMING THE SAME

RELATED APPLICATIONS

[0001] This application claims the benefit of and the priority from US provisional Application No. 62/058,744 filed October 2, 2014 entitled TEMPERATURE CONTROL SYSTEM AND METHODS OF PERFORMING THE SAME, which is incorporated in its entirety herein by reference.

DETAILED DESCRIPTION OF THE INVENTION

[0002] Human comfort is a goal the HVAC industry strives to achieve. However, comfort can be very costly as energy prices continuously rise. Generally, heating and cooling represents a minimum of 50% of a building's energy consumption.

[0003] Human comfort is based on many factors, such as the surrounding air temperature Dry Bulb (DB), Relative Humidity (RH), wind speed (WS) and elevation. Current temperature controllers only use one dimension air temperature Dry Bulb DB, assuming at low temperatures range all other factors could be ignored. Regulating indoor temperature based only on single set point does not maximize energy savings in the summertime, and may lead to an uncomfortable temperature in the wintertime.

[0004] Therefore, a need exists for a system that will maximize energy savings while also providing comfort to people residing in a space.

SUMMARY OF THE INVENTION

[0005] One embodiment of the present disclosure may include a temperature control system for controlling the environmental conditions in a space, the system including a temperature control unit having a memory and a processor with a program operating in the

memory executing the steps of gathering indoor environmental information by the temperature control unit, gathering outdoor environmental information via a network communicatively coupled to the temperature control unit, determining a floating set point based on the indoor and outdoor conditions, determining an operational mode of the system, and controlling temperature control equipment to maintain the floating set point.

[0006] In another embodiment, the temperature control unit gathers indoor temperature information from a temperature sensor in the space.

[0007] In another embodiment, the temperature control unit determines the operational mode of the system based on information gathered from an occupancy sensor.

[0008] In another embodiment, the location of the temperature control unit is determined using a GPS unit.

[0009] In another embodiment, the location includes the altitude of the temperature control unit.

[0010] In another embodiment, information on the altitude of the temperature control unit is gathered from an altimeter in the temperature control unit.

[0011] In another embodiment, the outdoor environmental information is gathered based on the location of the temperature control unit.

[0012] In another embodiment, the outdoor environmental information is gathered based on the location and altitude of the temperature control unit.

[0013] In another embodiment, the altitude of the temperature control unit is determined based on the location of the temperature control unit.

[0014] In another embodiment, the indoor environmental information includes humidity information gathered from a humidity sensor coupled to the temperature control unit.

[0015] Another embodiment of the present disclosure includes a temperature control unit including a processor, a memory, an input/output unit, at least one indoor environmental monitoring unit coupled to the input/output unit, a network connection unit connected to a network and an outdoor environmental unit coupled to the network connection unit to gather information on outdoor environmental conditions via the network where a floating set point is determined based on information from the indoor environmental unit and the outdoor environmental unit.

[0016] In another embodiment, the indoor environmental unit includes a temperature sensor.

[0017] In another embodiment, the indoor environmental unit includes a humidity sensor.

[0018] In another embodiment, the temperature control unit may include an altitude detection unit.

[0019] In another embodiment, at least one mechanical device is controlled based on the floating set point.

[0020] In another embodiment, the altitude detection unit is an altimeter.

[0021] In another embodiment, the outdoor environmental information is gathered based on the location and altitude of the temperature control unit.

[0022] In another embodiment, the temperature control unit may include a location detection unit coupled to the input/output unit.

[0023] In another embodiment, the location detection unit is a GPS unit.

[0024] In another embodiment, the outdoor environmental information is determined based on the location of the temperature control unit.

BRIEF DESCRIPTION OF THE DRAWINGS

[0025] Details of the present invention, including non-limiting benefits and advantages, will become more readily apparent to those of ordinary skill in the relevant art after reviewing the following detailed description and accompanying drawings, wherein:

[0026] FIG. 1 depicts a block diagram of a temperature control system suitable for use with the methods and systems consistent with the present invention;

[0027] FIG. 2 shows a more detailed depiction of the temperature control unit (TCU) of FIG. 1;

[0028] FIG. 3 depicts a schematic representation of the TCU controlling the environment of a space; and

[0029] FIG. 4 depicts a schematic representation of the TCU adjusting the floating set point.

DETAILED DESCRIPTION OF THE INVENTION

[0030] While various embodiments of the present invention are described herein, it will be apparent to those of skill in the art that many more embodiments and implementations are possible that are within the scope of this invention. Accordingly, the present invention is not to be restricted except in light of the attached claims and their equivalents.

[0031] FIG. 1 depicts a block diagram of an Temperature Control System ("TCS") 100 suitable for use with the methods and systems consistent with the present invention. The TCS 100 comprises a plurality of computers 102, 104, 106 and 108 connected via a network 110. The network 110 is of a type that is suitable for connecting the computers for communication, such as a circuit-switched network or a packet switched network. Also, the network 110 may include a number of different networks, such as a local area network, a wide area network such as the

Internet, telephone networks including telephone networks with dedicated communication links, connection-less network, and wireless networks. In the illustrative example shown in FIG. 1, the network 110 is the Internet. Each of the computers 102, 104, 106 and 108 shown in FIG. 1 is connected to the network 110 via a suitable communication link, such as a dedicated communication line or a wireless communication link.

[0032] In an illustrative example, computer 102 serves as a Temperature Control Unit ("TCU") that includes an environmental information unit 112, a location information unit 114, a floating set point determination unit 116, and an equipment control unit 118. The number of computers and the network configuration shown in FIG. 1 are merely an illustrative example. One having skill in the art will appreciate that the SAS 100 may include a different number of computers and networks. For example, computer 102 may include the environmental information unit 112 as well as one or more of the location information unit 114. Further, the floating set point determination unit 116 and equipment control unit 118 may reside on a different computer than computer 102.

[0033] FIG. 2 shows a more detailed depiction of the temperature control unit 102. The temperature control unit 102 comprises a central processing unit (CPU) 202, an input output (IO) unit 204, a temperature sensor 206 and a humidity sensor 208, an occupancy sensor 210 and a display 212 each communicatively coupled to the IO Unit 204, a secondary storage device 214 that may include a rule storage unit 216, a communication unit 218 communicatively coupled to a network 110, a memory 220 and a location determination unit 224. The computer 202 may further comprise standard input devices such as a keyboard, a mouse, a digitizer, or a speech processing means (each not illustrated).

[0034] The computer 102's memory 220 includes a Graphical User Interface ("GUI") 222 that is used to gather information from a user via the display device 206 and I/O unit 204 as described herein. The GUI 222 includes any user interface capable of being displayed on a display device 224 including, but not limited to, a web page, a display panel in an executable program, or any other interface capable of being displayed on a computer screen. The GUI 222 may also be stored in the secondary storage unit 214. In one embodiment consistent with the present invention, the GUI 222 is displayed using commercially available hypertext markup language ("HTML") viewing software such as, but not limited to, Microsoft Internet Explorer, Google Chrome or any other commercially available HTML viewing software. The rule storage unit 216 may be a rational database such as, but not including Microsoft's SQL, Oracle or any other database.

[0035] FIG. 3 depicts a schematic representation of the TCU 100 controlling the environment of a space In step 302, the environmental information unit 112 gathers information on the environment via the temperature sensor 206, humidity sensor 208 and occupancy sensor 210. The temperature sensor 206 may be any temperature sensor including, but not limited to, a thermistor, thermocouple, infrared sensor or any other type of temperature sensor. The humidity sensor 208 may be any known humidity sensor capable of measuring the relative humidity. The occupancy sensor 210 may be any known type of occupancy sensor including, but not limited to, an ultrasonic sensor, passive infrared sensor or any other type of occupancy sensor.

[0036] In step 304, the location of the TCU 100 is determined using the location determination unit 220. The location determination unit 220 is configured to determine the location of the TCU 100 including the global position and altitude of the TCU 100. The location determination unit 220 may be a global positioning system ("GPS"). The location determination

unit 220 may include an altimeter to determine the altitude of the SAU 100. The location determination unit 114 may also determine the location of the TCU 100 via the network connection 110. In step 306, the location information unit 114 gathers outdoor information for the identified location via the network 110. The outdoor information may include, but is not limited to, the outdoor temperature, outdoor humidity, atmospheric pressure, elevation, wind direction and speed, and any other outdoor environmental information. In another embodiment, the location information unit 114 gathers information on the predicted future environmental conditions via the network 110.

[0037] In step 308, the floating set point determination unit 116 determines a differential value between the indoor conditions and the outdoor conditions. As an illustrative example, the floating set point determination unit 116 may determine the differential between the indoor temperature and outdoor temperature. The floating set point determination unit 116 may also calculate different values using the gathered indoor and outdoor information including calculating indoor and outdoor enthalpy.

[0038] In step 310, the floating set point determination unit 116 determines a floating set point value based on the location information and the differential between the indoor and outdoor environmental conditions. The floating set point determination unit 116 may generate the floating set point value by performing a psychometric analyzing the of the indoor and outdoor environmental conditions based on the location information. The floating set point represents a value used to control equipment to maintain a desired comfort level in a space. The floating set point may be between a predetermined range with the predetermined range being determined based on the indoor and outdoor conditions. The floating set point may be reset to a value in the

predetermined range and the predetermined range may fluctuate based on the indoor and outdoor conditions.

[0039] In step 312, the equipment control unit 118 controls fans and heating and cooling equipment to maintain the floating set point. Maintaining the floating set point may cause the equipment controlling the environmental equipment in the space to operate for longer or shorter durations than they would operate when controlling to a comfort level set point only. Further, the floating set point and floating set point range may be adjusted based on the perceived occupancy gathered by the occupancy sensor. Because the floating set point is dynamically changing in relation to indoor and outdoor conditions, better comfort control can be achieved.

[0040] FIG. 4 depicts a schematic representation of the TCU 100 adjusting the floating set point. In step 402, the environmental information unit 112 measures the dry bulb temperature and relative humidity of the indoor space via the temperature sensor 206 and humidity sensor 208. In step 404, the environmental information unit 112 gathers outdoor temperature and humidity information from the network 110. As an illustrative example, the environmental information unit 112 may contact a web site or database storing real time outdoor environmental information for the location where the TCU 100 resides. The information may be stored in the memory 220 of the TCU 100.

[0041] In step 406, the location information unit 114 gathers elevation information on the location where the TCU 100 resides. The elevation information may be gathered by an instrument, such as an altimeter, in the TCU 100 or via the network. In step 408, the floating set point determination unit 116 calculates the difference between the outdoor conditions and the indoor conditions. In step 410, the TCU 100 determines the operation mode of the environmental units controlling the space. The operational mode may be a heating mode where a

heat source is used to increase temperature in the space or a cooling mode, where a heat removal device is used to reduce the amount of heat in a space. In step 412, the TCU 100 retrieves an operational rule from the rule storage unit 216. The operational rule may be a predetermined range for the floating set point that is based on the environmental and location information. The operational rule may include specific instructions on how the floating set point or floating set point range should be adjusted based on the gathered information. As an illustrative example, if the outside air enthalpy is greater than the indoor enthalpy, an operational rule may raise the floating set point to a value higher than the inputted set point to remove more humidity from the space in a cooling mode, thereby improving comfort.

[0042] In the present disclosure, the words "a" or "an" are to be taken to include both the singular and the plural. Conversely, any reference to plural items shall, where appropriate, include the singular.

[0043] It should be understood that various changes and modifications to the presently preferred embodiments disclosed herein will be apparent to those skilled in the art. Such changes and modifications can be made without departing from the spirit and scope of the present disclosure and without diminishing its intended advantages. It is therefore intended that such changes and modifications be covered by the appended claims.

CLAIMS

1. A temperature control system for controlling the environmental conditions in a space, the system including a temperature control unit having a memory and a processor with a program operating in the memory executing the steps of:

gathering indoor environmental information by the temperature control unit;

gathering outdoor environmental information via a network communicatively coupled to the temperature control unit;

determining a floating set point based on the indoor and outdoor conditions;

determining an operational mode of the system; and

controlling temperature control equipment to maintain the floating set point.

2. The temperature control system of claim 1, wherein the temperature control unit gathers indoor temperature information from a temperature sensor in the space.

3. The temperature control system of claim 1, wherein the temperature control unit determines the operational mode of the system based on information gathered from an occupancy sensor.

4. The temperature control system of claim 1, wherein the location of the temperature control unit is determined using a GPS unit.

5. The temperature control system of claim 4, wherein the location includes the altitude of the temperature control unit.

6. The temperature control system of claim 5, wherein information on the altitude of the temperature control unit is gathered from an altimeter in the temperature control unit.

7. The temperature control system of claim 5, wherein the outdoor environmental information is gathered based on the location of the temperature control unit.

8. The temperature control system of claim 6, wherein the outdoor environmental information is gathered based on the location and altitude of the temperature control unit.

9. The temperature control system of claim 5, wherein the altitude of the temperature control unit is determined based on the location of the temperature control unit.

10. The temperature control system of claim 1, wherein the indoor environmental information includes humidity information gathered from a humidity sensor coupled to the temperature control unit.

11. A temperature control unit including:

a processor;

a memory;

an input/output unit;

at least one indoor environmental monitoring unit coupled to the input/output unit;

a network connection unit connected to a network; and

an outdoor environmental unit coupled to the network connection unit to gather information on outdoor environmental conditions via the network,

wherein,

a floating set point is determined based on information from the indoor environmental unit and the outdoor environmental unit.

12. The temperature control unit of claim 11, wherein the indoor environmental unit includes a temperature sensor.

13. The temperature control unit of claim 11, wherein the indoor environmental unit includes a humidity sensor.

14. The temperature control unit of claim 11 including an altitude detection unit.

15. The temperature control unit of claim 11 wherein at least one mechanical device is controlled based on the floating set point.

16. The temperature control unit of claim 14, wherein the altitude detection unit is an altimeter.

17. The temperature control unit of claim 14, wherein the outdoor environmental information is gathered based on the location and altitude of the temperature control unit.

18. The temperature control system of claim 11, including a location detection unit coupled to the input/output unit.

19. The temperature control system of claim 18, wherein the location detection unit is a GPS unit.

20. The temperature control system of claim 18, wherein the outdoor environmental information is determined based on the location of the temperature control unit.

ABSTRACT

A temperature control system for controlling the environmental conditions in a space, the system including a temperature control unit having a memory and a processor with a program operating in the memory executing the steps of gathering indoor environmental information by the temperature control unit, gathering outdoor environmental information via a network communicatively coupled to the temperature control unit, determining a floating set point based on the indoor and outdoor conditions, determining an operational mode of the system, and controlling temperature control equipment to maintain the floating set point.


106
104
108
100
110
102
Temperature Control Unit
Environmental Information Unit
112
Location Information Unit
114
Floating Setpoint Determination Unit
116
Equipment Control Unit
118

FIG. 1


206
204
202
CPU
I/O Unit
Temperature Sensor
Humidity Sensor
208
MEMORY
Occupancy Sensor
220
GUI
Secondary Storage Unit
214
210
Display
222
Rule Storage Unit
212
216
Location Determination Unit
Communication Unit
Network
224
218
110

FIG. 2


302
304
306
Gather Indoor Environmental Information
Gather Location information of Device
Gather Outdoor Environmental Information
Determine Differential between Indoor and Outdoor Conditions
Determine Floating Setpoint based on the Location Information and Environmental Differential
Control Equipment to Maintain Floating Setpoint
312
310
308

FIG. 3


Measure Indoor Dry Bulb Temperature and Relative Humidity
Gather Outdoor Dry Bulb Temperature and Relative Humidity Information based on Location Information
Gather Elevation Information for Location of Device
402
404
406
Retrieve Operational Rule based on Operational Mode of the Unit, Location Information and Elevation Information
Determine Operational Mode of the Unit
Calculate Differential Between Outdoor Conditions and Indoor Conditions
412
410
408
Adjust Floating Setpoint Based on the Operational Rule and the Calculated Differential
412

FIG. 4


Measure Indoor Dry Bulb Temperature and Relative Humidity
Gather Outdoor Dry Bulb Temperature and Relative Humidity Information based on Location Information
Gather Elevation Information for Location of Device
Calculate Differential Between Outdoor Conditions and Indoor Conditions
Determine Operational Mode of the Unit
Retrieve Operational Rule based on Operational Mode of the Unit, Location Information and Elevation Information
Adjust Floating Setpoint Based on the Operational Rule and the Calculated Differential

FIG. 5

PTO/AIA/01 (06-12)
Approved for use through 01/31/2014. OMB 0651-0032
U.S. Patent and Trademark Office; U.S. DEPARTMENT OF COMMERCE

DECLARATION (37 CFR 1.63) FOR UTILITY OR DESIGN APPLICATION USING AN APPLICATION DATA SHEET (37 CFR 1.76)

Title of Invention	TEMPERATURE CONTROL SYSTEM AND METHODS OF PERFORMING THE SAME

As the below named inventor, I hereby declare that:

This declaration is directed to:

- ☒ The attached application, or
- ☐ United States application or PCT international application number ____________________

  filed on ____________________.

The above-identified application was made or authorized to be made by me.

I believe that I am the original inventor or an original joint inventor of a claimed invention in the application.

I hereby acknowledge that any willful false statement made in this declaration is punishable under 18 U.S.C. 1001 by fine or imprisonment of not more than five (5) years, or both.

WARNING:

Petitioner/applicant is cautioned to avoid submitting personal information in documents filed in a patent application that may contribute to identity theft. Personal information such as social security numbers, bank account numbers, or credit card numbers (other than a check or credit card authorization form PTO-2038 submitted for payment purposes) is never required by the USPTO to support a petition or an application. If this type of personal information is included in documents submitted to the USPTO, petitioners/applicants should consider redacting such personal information from the documents before submitting them to the USPTO. Petitioner/applicant is advised that the record of a patent application is available to the public after publication of the application (unless a non-publication request in compliance with 37 CFR 1.213(a) is made in the application) or issuance of a patent. Furthermore, the record from an abandoned application may also be available to the public if the application is referenced in a published application or an issued patent (see 37 CFR 1.14). Checks and credit card authorization forms PTO-2038 submitted for payment purposes are not retained in the application file and therefore are not publicly available.

LEGAL NAME OF INVENTOR

Inventor: Moe Salem Mohamed Salem Date (Optional): 9/25/2015

Signature: [signature]

Note: An application data sheet (PTO/SB/14 or equivalent), including naming the entire inventive entity, must accompany this form or must have been previously filed. Use an additional PTO/AIA/01 form for each additional inventor.

DECLARATION (37 CFR 1.63) FOR UTILITY OR DESIGN APPLICATION USING AN APPLICATION DATA SHEET (37 CFR 1.76)

Title of Invention	TEMPERATURE CONTROL SYSTEM AND METHODS OF PERFORMING THE SAME

As the below named inventor, I hereby declare that:

This declaration is directed to:

- [x] The attached application, or
- [ ] United States application or PCT international application number ____________________

  filed on ____________________.

The above-identified application was made or authorized to be made by me.

I believe that I am the original inventor or an original joint inventor of a claimed invention in the application.

I hereby acknowledge that any willful false statement made in this declaration is punishable under 18 U.S.C. 1001 by fine or imprisonment of not more than five (5) years, or both.

WARNING:

Petitioner/applicant is cautioned to avoid submitting personal information in documents filed in a patent application that may contribute to identity theft. Personal information such as social security numbers, bank account numbers, or credit card numbers (other than a check or credit card authorization form PTO-2038 submitted for payment purposes) is never required by the USPTO to support a petition or an application. If this type of personal information is included in documents submitted to the USPTO, petitioners/applicants should consider redacting such personal information from the documents before submitting them to the USPTO. Petitioner/applicant is advised that the record of a patent application is available to the public after publication of the application (unless a non-publication request in compliance with 37 CFR 1.213(a) is made in the application) or issuance of a patent. Furthermore, the record from an abandoned application may also be available to the public if the application is referenced in a published application or an issued patent (see 37 CFR 1.14). Checks and credit card authorization forms PTO-2038 submitted for payment purposes are not retained in the application file and therefore are not publicly available.

LEGAL NAME OF INVENTOR

Inventor: Michael Sullivan   Date (Optional): 10/9/13

Signature: [signature]

Note: An application data sheet (PTO/SB/14 or equivalent), including naming the entire inventive entity, must accompany this form or must have been previously filed. Use an additional PTO/AIA/01 form for each additional inventor.